SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

(Date of Report) (Date of earliest event reported): December 22, 2016

PROTEXT MOBILITY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31590	11-3621755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 S.E 2nd Ave Delray Beach, FL. 33444

(Address of principal executive offices)

Registrant's telephone number, including area code: 617-504-3635

____________________________________________

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

The company has reached an agreement to acquire Plandai Biotechnology South Africa (Plandai SA), a wholly owned subsidiary of Plandai Biotechnolgy, Inc. Plandai SA is a biotechnology firm engaged in the research and development of botanical extracts, aimed at treating metabolic disorders, like diabetes & others.  Closing is expected to occur on or around January 2nd, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated December 23, 2016

PROTEXT MOBILITY, INC. By: /s/ David Lewis David Lewis Interim Chief Executive Officer